Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Opera Limited (formerly Kunhoo Software LLC):

We consent to the use of our report dated May 8, 2018 with respect to the consolidated statements of financial position of Kunhoo Software LLC and subsidiaries as of December 31, 2017 and 2016 (Successor), and the related consolidated statements of operations, total comprehensive income (loss), changes in equity, and cash flows for the year ended December 31, 2017 (Successor) and for the period from July 26, 2016 to December 31, 2016 (Successor), and for the period from January 1, 2016 to November 3, 2016 (Predecessor), and the related notes, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report contains an emphasis of matter paragraph that states the Predecessor financial statements have been prepared on a carve-out basis.

/s/ KPMG AS

Oslo, Norway

June 29, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Opera Limited:

We consent to the use of our report dated June 29, 2018, with respect to the statement of financial position of Opera Limited as of March 31, 2018 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway

June 29, 2018